UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Sezzle Inc. (the “Company”) was held on June 10, 2025. The items considered at the Annual Meeting are described as Proposals 1 through 3 in Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”). The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below.

Proposal One: Election of Directors
	FOR	WITHHELD	NON VOTES
Kyle Brehm	21,370,490	937,464	5,998,762
Stephen East	21,031,611	1,276,343	5,998,762
Paul Paradis	21,513,329	794,625	5,998,762
Karen Webster	20,715,760	1,592,194	5,998,762
Charles Youakim	22,229,486	78,468	5,998,762

Proposal Two: Ratification of the Audit and Risk Committee’s selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025

FOR	AGAINST	ABSTAIN
28,279,470	7,510	19,736

Proposal Three: Advisory vote to approve executive compensation

FOR	AGAINST	ABSTAIN	NON VOTES
22,065,307	195,097	47,550	5,998,762

No other matters were brought before the Annual Meeting and no other votes were held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: June 13, 2025	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer